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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-76196 of GC Companies, Inc. on Form S-8 of our report dated December 9, 1998 (January 26, 1999 as to portions of Notes 10 and 11) incorporated by reference in this Annual Report on Form 10-K of GC Companies, Inc. for the year ended October 31, 1998.




Boston, Massachusetts
January 29, 1999